Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 14, 2019, with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the years ended December 31, 2018 and 2017 of Image Sensing Systems, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Boulay PLLP

Minneapolis, Minnesota

May 23, 2019